Exhibit H

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement under Schedule B of the Asian Infrastructure Investment Bank of (a) our reports dated March 8, 2019 and April 3, 2019, relating to our audits of the financial statements as at and for the year ended December 31, 2017, and the financial statements as at and for the year ended December 31, 2018, respectively, which appear in Exhibits 2-A and 2, respectively, of the Asian Infrastructure Investment Bank’s Annual Report on Form 18-K for the year ended December 31, 2018, and (b) our reports dated April 3, 2020, relating to management’s assessment of the effectiveness of internal controls over financial reporting as at December 31, 2019, and our audit of the financial statements as at and for the year ended December 31, 2019, which appear in Exhibit 2 of the Asian Infrastructure Investment Bank’s Annual Report on Form 18-K for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ PricewaterhouseCoopers

Hong Kong

May 11, 2020